Exhibit 23

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Interface, Inc.
Atlanta, Georgia

    We hereby consent to the incorporation of our reports dated
February 17, 1998, relating to the consolidated financial statements and schedule of Interface, Inc. included or incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8; Registration No. 33-28305, Form S-8; Registration
No. 33-28307; Form S-8, Registration No. 33-69808, Form S-8; Registration
No. 333-10377, Form S-8, Registration No. 333-10379, Form S-8, Registration No. 333-38675, and Form S-8, Registration No. 333-38677 relating to the Company's Key Employee Stock Option Plan, Offshore Stock Option Plan, Key Employee Stock Option Plan (1993), Savings and Investment Plan, Omnibus
Stock Incentive Plan and Nonqualified Savings Plan, and Form S-3, Registration No. 333-46611, as amended by Form S-3/A, including the prospectuses therein. It should be noted that we have not audited any financial statements of the Company subsequent to December 28, 1997 or performed any audit procedures subsequent to the date of our report.





                              BDO SEIDMAN, LLP


Atlanta, Georgia
March 25, 1998